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                                                                      Exhibit 12

                              COMPUTATION OF RATIOS
                                 (IN THOUSANDS)

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

                                                 2000             1999             1998             1997             1996

Loss from continuing operations
    before provision for income taxes          $(20,892)        $ (8,847)       $ (3,053)         $  1,218          $  648

Add:  Interest expense                               110               26             166              119              53
                                           --------------   --------------   -------------   --------------   -------------
Earnings as adjusted                            (20,782)          (8,821)         (2,887)            1,337             701
                                           ==============   ==============   =============   ==============   =============
                                           --------------   --------------   -------------   --------------   -------------
Fixed Charges:  Interest expense                     110               26             166              119              53
                                           ==============   ==============   =============   ==============   =============

Ratio of earnings to fixed charges                 (189)            (339)            (17)               11              13
                                           ==============   ==============   =============   ==============   =============

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